STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

RHONDA KEAVENEY

NV

Job:C20150612-1133
June 30, 2015

Special Handling Instructions:
6/30/2015 HC EM DOCS REQUESTED RHONDA8058@GMAIL.COM 612-1133
****UNABLE TO LOCATE DOCUMENT C7510-1994-005 IN OUR RECORDS.

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Entity Copies	00004650306-04		16	$2.00	$32.00
Total					$32.00

Payments

Type	Description	Amount
Credit	134887|15063080021141	$32.00
Total		$32.00

Credit Balance: $0.00

Job Contents:
NV Corp Copy Request Cover Letter(s): 1

RHONDA KEAVENEY

NV

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Copy Request

June 30, 2015

Job Number: C20150612-1133
Reference Number: 00004650306-04
Expedite:
Through Date:

Document Number(s)	Description	Number of Pages
C7510-1994-001	Articles of Incorporation	3 Pages/1 Copies
C7510-1994-004	Amendment	4 Pages/1 Copies
C7510-1994-007	Amendment	1 Pages/1 Copies
C7510-1994-008	Amendment	2 Pages/1 Copies
20060281751-62	Reinstatement	1 Pages/1 Copies
20060379483-82	Amendment	1 Pages/1 Copies
20060388816-02	Amendment	1 Pages/1 Copies
20060559160-04	Amendment	1 Pages/1 Copies
20070474422-92	Amendment	1 Pages/1 Copies
20110859491-70	Amendment	1 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

C20060-94

ARTICLES OF INCORPORATION
NEVADA BUSINESS CORPORATION

These articles are filed for the corporation named below, pursuant to Nevada Revised Statutes §78.035.

Article 1. The name of the [illegible] is:

SW[illegible]SSAU CORPORATION

Article 2. The name of the corporation's Resident Agent and Incorporator is:

Richard Lee Gaylor

The street address of the Incorporator and the corporation's Resident Agent for service of process is:

930 Tahoe Blvd., Suite 802-312 Incline Village, Nevada 89451

Article 3. The corporation is authorized to issue one thousand (1000) shares of no par value common stock, with identical rights and privileges, the transfer of which is restricted according to the Corpor[illegible]on Bylaws. Preemptive rights to acquire additional shares are neither limited or denied.

Article 4. The members of the corporation's governing board are styled as directors. No Director shall be held liable to the corporation or its shareholders for monetary damages due to a breach of fiduciary duty, unless the breach is a result of self-dealing, intentional misconduct, or illegal actions.

The name(s) and address(es) of the Board of Directors, consisting of one (1) individual is:

Richard Lee Gaylor
930 Tahoe Blvd. Suite 802-312
Incline Village, Nevada 89451

In witness whereof, the undersigned incorporator has executed these Articles of incorporation on the date below. The undersigned incorporator hereby declares, under penalty of perjury, that the statements made in the forgoing Articles of incorporation are true.

May 5, 1994	[signature]	Richard Lee Gaylor
Date	Signature of incorporator	Name of incorporator

State of Texas
County of Dallas

On the 5th day of May 1994, the incorporator named above personally appeared before me Linda J. Nelson, a Notary Public. This person, , proved to me to be the person whose name is subscribed to the above instrument, and I personally witnessed him/her execute the instrument.

Signature of Notary: Linda J. Nelson Seal: LINDA J. NELSON NOTARY PUBLIC STATE OF TEXAS EXPIRES 10-10-94

RECEIVED
MAY 09 1994
Secretary of State

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT

MAY 1 7 1994

CHERYL A. LAU SECRETARY OF STATE

In the matter of: SWISS NASSAU CORPORATION

No. 7510-94

I, Richard Lee Gaylor

with address at Suite 802-312, Street 930 Tahoe Blvd

, Town of Incline Village

County of Washoe, Zip Code 89451, State of Nevada, hereby accept the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

Furthermore, that the mailing address for the above-registered office is:

930 Tahoe Blvd
Suite 802-312
Incline Village, Nevada
89451

In witness whereof, I have hereunto set my hand this 5th day of May 19 94.

Resident Agent

RECEIVED

MAY 0 9 1994

Secretary of State

NRS 78.090 Except during any period of vacancy described in NRS 78.097, every corporation must have a resident agent, who may be either a natural person or a corporation, resident or located in this state. Every resident agent must have a street address, where he maintains an office for the service of process, and may be different from the street address. The address of the resident agent is the registered office of the corporation in this state. The resident agent may be any bank or banking corporation, or other corporation, located and doing business in this state. . . . The certificate of acceptance must be filed at the time of the initial filing of the corporate papers.

corp #81990

RESTATED ARTICLES OF INCORPORATION OF SWISS NASSAU CORPORATION

Pursuant to the provisions of Section 78.403 of the Nevada Revised Statutes, the undersigned corporation adopts the following Restated Articles of Incorporation:

FIRST. The name of the corporation is Swiss Nassau Corporation (the "Corporation").

SECOND. The Articles of Incorporation of the Corporation were filed by the Secretary of State on the 17th day of May, 1994.

THIRD. The name and address of the original incorporator of the Corporation are as follows: Richard Lee Gaylor, 930 Tahoe Blvd., Suite 802-312 Incline Village, Nevada 89451.

FOURTH. The Articles of Incorporation, as amended to the date of this certificate, are hereby restated as follows:

FIRST. The name of the corporation hereinafter is EuroMed, Inc.

SECOND. Its registered office in the State of Nevada is located at One East First Street, Reno, Nevada 89501. The name of its resident agent at that address is The Corporation Trust Company of Nevada.

THIRD. The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Nevada General Corporation Law.

FOURTH. The aggregate number of shares of capital stock that the Corporation will have authority to issue is 25,000,000, 20,000,000 of which will be shares of Common Stock, having a par value of $.01 per share, and 5,000,000 of which will be shares of Preferred Stock, having with a par value of $.01 per share.

Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors. All shares of any one series of Preferred Stock will be identical except as to the date of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers (but no greater than one vote per share), designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

FIFTH. No stockholder of the Corporation will, solely by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such stockholder. The Board of Directors may authorize the issuance of, and the Corporation may issue, shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of stock of the Corporation.

SIXTH. The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.

SEVENTH. The Corporation will, to the fullest extent permitted by the Nevada General Corporation Law, as the same exists or may hereafter be amended, indemnify any and all persons who it has power to indemnify under such statute from and against any and all of the expenses, liabilities or other matters referred to in or covered by such statute. Such indemnification may be provided pursuant to any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent, and inure to the benefit of the heirs, executors and administrators of such a person.

EIGHTH. To the fullest extent permitted by the laws of the State of Nevada as the same exist or may hereafter be amended, a director or officer of the Corporation will not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer.

Gregory A. Gaylor is the President and Secretary of the Corporation. He has been authorized to execute the foregoing certificate by a unanimous written consent of the Board of Directors of the Corporation, dated October 13, 1995 and unanimous written consent of the shareholders of the Corporation, dated October 13, 1995, and the foregoing certificate sets forth the text of the Articles of Incorporation as amended to the date of the certificate. Gregory A. Gaylor is the sole director of the Corporation, and his address is 14800 Quorum Drive, Suite 200, Dallas, Texas 75240.

EXECUTED as of the 13th day of October, 1995.

SWISS NASSAU CORPORATION

By: ______________________
Gregory A. Gaylor,
President and Secretary

I, Kristi Gross, a notary public, do hereby certify that on this 13th day of October, 1995, personally appeared before me Gregory A. Gaylor, who being by me first duly sworn, declared that he is the President and Secretary of Swiss Nassau Corporation, that he signed the foregoing document as President and Secretary of Swiss Nassau Corporation and that the statements therein contained are true.

____
Notary Public in and For the State of Texas

KRISTI GROSS
Notary Public
STATE OF TEXAS
My Comm. Exp. 05/20/97

My commission expires: May 20, 1997

427646

RECEIVED
OCT 20 1995
Secretary of State

THIS FORM SHOULD ACCOMPANY AMENDED AND/OR RESTATED ARTICLES OF INCORPORATION FOR A NEVADA CORPORATION

FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA
7510-94
OCT 20 1995
No. ____
Dean Heller
DEAN HELLER, SECRETARY OF STATE

1. Name of corporation: Byles Nassau Corporation
2. Date of adoption of Amended and/or Restated Articles: October 13, 1995
3. If the articles were amended, please indicate what changes have been made: ____
   - (a) Was there a name change? Yes ☒ No ☐. If yes, what is the new name? EuroMed, Inc.
   - (b) Did you change your resident agent? Yes ☐ No ☒. If yes, please indicate new address: ____
   - (c) Did you change the purposes? Yes ☐ No ☒. Did you add Banking? ☐, Gaming? ☐, Insurance? ☐, None of these? ☒
   - (d) Did you change the capital stock? Yes ☒ No ☐. If yes, what is the new capital stock? 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock
   - (e) Did you change the directors? Yes ☐ No ☒. If yes, indicate the change: ____
   - (f) Did you add the directors liability provision? Yes ☒ No ☐.
   - (g) Did you change the period of existence? Yes ☐ No ☒. If yes, what is the new existence? ____
   - (h) If none of the above apply, and you have amended or modified the articles, how did you change your articles? ____

Gregory A. Gaylor, President
Name and Title of Officer

October 13, 1995
Date

STATE OF Texas
COUNTY OF Dallas } ss.

On October 13, 1995 Gregory A. Gaylor personally appeared before me, a Notary Public, who acknowledged that he/she executed the above document.

KRISTI GROSS
Notary Public
STATE OF TEXAS
My Comm. Exp. 08/30/97

Kristi Gross
Notary Public

(REV. - 707 - 2/4/90)

RECEIVED
OCT 20 1995
Secretary of State

TOTAL P.05

($75)

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

APR 23 1999
No. C 1510-94
Dean Heller
DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment to Articles of Incorporation
For Profit Nevada Corporation
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation: EuroMed, Inc.

2. The Articles have been amended as follows (provide article numbers, if available):

   Article First is hereby amended to change the name of the corporation from EuroMed, Inc. to Institutional Equity Holdings, Inc., as follows:

   "FIRST – The name of the corporation is Institutional Equity Holdings, Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the Amendment is: 1,305,400 shares out of 2,007,000 shares outstanding (65%) voted in favor of this Amendment to the Articles of Incorporation.

4. Signatures:

Robert A. Shuey, III
Robert A. Shuey, III
CEO/President
(Acknowledgement required)

Anthony F. Vaccaro, Jr.
Secretary or Asst. Secretary
(Acknowledgement not required)

State of: Texas
County of Dallas
This instrument was acknowledged before me on April 26, 1999, by
Robert A. Shuey, III
as CEO/President
as designated to sign this certificate
of EuroMed, Inc.

Julie Kous
Notary Public Signature

JULIE KOUSTOUBARDIS
MY COMMISSION EXPIRES
March 1, 2002

FY990006 4072

(PROFIT) **ANNUAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF** — FILE NUMBER

INSTITUTIONAL EQUITY HOLDINGS, INC. — C 7510-1994
(Name of Corporation)

A NEVADA CORPORATION — FOR THE FILING PERIOD 9/99 TO 9/00
(State of Incorporation)

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

CORPORATION TRUST COMPANY OF NEVADA
6100 NEIL ROAD #506
RENO, NV 89511

IF AGENT INFORMATION HAS CHANGED, PLEASE SEE ATTACHED INSTRUCTIONS ON HOW TO OBTAIN THE APPROPRIATE FORM.

Office Use Only: MAY

FILED
OCT 11 2000
Dean Heller
Secretary of State

55.00 100
00.01 100
Rec 50
exp 50
CC 10
310.00
RV-2-1-00

Important: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A president, secretary, treasurer and at least one director must be named. Have an officer sign the form. FORM WILL BE RETURNED IF UNSIGNED
2. If there are additional directors attach a list of them to this form.
3. Return the completed form with the $85.00 filing fee. A $15.00 penalty must be added for failure to file this form by the last day of the anniversary month of the incorporation/initial registration with this office.
4. Make your check payable to the Secretary of State. Your cancelled check will constitute a certificate to transact business per NRS 78.155. If you need a receipt, return page 2 certificate and ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE. To receive a certified copy, enclose a copy of this completed form, an additional $10.00 and appropriate instructions.
5. Return the completed form to: Secretary of State, 101 North Carson Street, Suite 3, Carson City, NV 89701-4786, (775) 684-5708.

FILING FEE: $85.00 LATE PENALTY: $15.00

NAME	TITLE(S)	PO BOX	STREET ADDDRESS	CITY	ST	ZIP
ROBERT A. SHUEY III	PRESIDENT		5910 N. CENTRAL SUITE 1480	DALLAS	TX	75206
WILLIAM MICHAEL MOSLEY	SECRETARY		5910 N. CENTRAL SUITE 1480	DALLAS	TX	75206
	TREASURER					
ELBERT G. TINDELL	DIRECTOR		5910 N. CENTRAL SUITE 1480	DALLAS	TX	75206
WILLIAM RAPAGLIA	DIRECTOR		5910 N. CENTRAL SUITE 1480	DALLAS	TX	75206
	DIRECTOR					

I hereby certify this annual list.

X Signature of officer Robert A. Shuey III — Title(s) PRESIDENT — Date 9/2?/00

POSTED

Nevada Secretary of State Form ANNUAL LIST-PROFIT 1999.01
Revised on: 01/11/00

10/16/2000 11:15A RSS310 FY01-000-23881

C7510-1994

FILED

OCT 13 2000

Dean Heller
Secretary of State

STATE OF NEVADA
SECRETARY OF STATE

CERTIFICATE OF REINSTATEMENT

I, **DEAN HELLER**, the duly elected Secretary of State of the State of Nevada, do hereby certify that **INSTITUTIONAL EQUITY HOLDINGS, INC.** a corporation formed under the laws of the State of **NEVADA** having paid all filing fees, licenses, penalties and costs, in accordance with the provisions of Title 7 of the Nevada Revised Statutes as amended, for the years and in the amounts as follows:

1999-2000	List of Officers + penalty	$100.00
2000-2001	List of Officers + penalty	$100.00
		$50.00
total		$250.00

and otherwise complied with the provisions of said section, the said corporation has been reinstated, and that by virtue of such reinstatement it is authorized to transact its business in the same manner as if the aforesaid filing fees, licenses, penalties and costs had been paid when due.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, on **October 11, 2000.**


THE GREAT SEAL OF THE STATE OF
NEVADA
ALL FOR OUR COUNTRY

Dean Heller

Secretary of State

By: [signature]

Certification Clerk

(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF

INSTITUTIONAL EQUITY HOLDINGS, INC.

(Name of Corporation)

FILE NUMBER

C7510-1994

FOR THE FILING PERIOD OF 5/31/2002 TO 5/31/2006

Filed in the office of	Document Number 20060281751-62
Dean Heller Secretary of State State of Nevada	Filing Date and Time 05/02/2006 3:44 PM
	Entity Number C7510-1994

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

LAUGHLIN ASSOCIATES , INC.
2533 NORTH CARSON STREET
CARSON CITY, NV 89706

☐ CHECK BOX IF YOU REQUIRE A FORM TO UPDATE YOUR RESIDENT AGENT INFORMATION

Important: Read instructions before completing and returning this form.

THE ABOVE SPACE IS FOR OFFICE USE ONLY

1. Print or type names and addresses either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors and all directors must be named. Have an officer sign the form. *FORM WILL BE RETURNED IF UNSIGNED*
2. If there are additional directors attach a list of them to this form.
3. Return the completed to" with the filing fee. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. Make your check payable to the Secretary of State. Your cancelled check will constitute a certificate to transact business per NRS 78.155. To receive a certified copy, enclose an additional $30.00 and appropriate instructions.
5. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 897014201, (775) 684-5708.
6. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due, (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

CHECK ONLY IF APPLICABLE

☒ This corporation is a publicly traded corporation. The Central Index Key number is: 852447

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)		
Mark Smith	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
2533 NORTH CARSON STREET	CARSON CITY	NV	89706
NAME	TITLE(S)		
Mark Smith	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
2533 NORTH CARSON STREET	CARSON CITY	NV	89706
NAME	TITLE(S)		
Mark Smith	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
2533 NORTH CARSON STREET	CARSON CITY	NV	89706
NAME	TITLE(S)		
Mark Smith	DIRECTOR		
ADDRESS	CITY	St	Zip
2533 NORTH CARSON STREET	CARSON CITY	NV	89706

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State

X Signature of Officer *M Smith*   Title President   Date *02 May 2006*

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Filed in the office of	Document Number
Dean Heller	20060379483-82
Secretary of State	Filing Date and Time
State of Nevada	06/14/2006 1:04 PM
	Entity Number
	C7510-1994

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

INSTITUTIONAL EQUITY HOLDINGS, INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article Fifth is amended to read as follows: This corporation is authorized to issue two classes of stock; common and preferred. The total number of common shares which this corporation is authorized to issue is one billion (1,000,000,000) common shares, each with a par value of $.001 per share. Upon amendment of this Article Fifth, each outstanding ten (10) shares of common stock shall be converted into one (1) share of common stock. The number of Preferred shares which the corporation is authorized to issue is ten million (10,000,000) each with $.001 per share par value, which preferred stock may be issued in one or more series as may be determined from time to time by the Board of Directors, each of which series shall be distinctly designated. The Board of Directors is hereby authorized to fix or alter the voting rights, designations, powers, preferences, and relative and other special rights, and the qualifications, limitations and restrictions of any wholly unissued series of preferred stock, and the number of shares of such series, and to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of that series.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 19,587,786, equalling 82.7%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Filed in the office of	Document Number
Dean Heller	**20060388816-02**
Secretary of State	Filing Date and Time **06/19/2006 12:19 PM**
State of Nevada	Entity Number **C7510-1994**

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
INSTITUTIONAL EQUITY HOLDINGS, INC.

2. The articles have been amended as follows (provide article numbers, if available):
Article FIRST is amended to read: The name of this corporation is: AMAZON OIL & ENERGY CORP.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 19,758,786

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): ______________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Filed in the office of	Document Number
Dean Heller Secretary of State State of Nevada	20060559160-04 Filing Date and Time 08/30/2006 4:15 PM Entity Number C7510-1994

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

AMAZON OIL & ENERGY CORP.

2. The articles have been amended as follows (provide article numbers, if available):

Article First is hereby amended to read: The name of this corporation is: Institutional Equity Holdings, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 23,662,929 shares, equalling 83,5%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 20070474422-92
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/11/2007 8:33 AM Entity Number C7510-1994

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Institutional Equity Holdings, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1 of the Articles of Incorporation shall read as follows:

1. The name of the Corporation is Shing-Mei International, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 81.5%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature **(Required)**: X [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	**20110859491-70**
	Filing Date and Time **12/06/2011 10:40 AM**
	Entity Number **C7510-1994**

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

SHING-MEI INTERNATIONAL, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 of the Articles of Incorporation shall read as follows:
1. The name of the Corporation is Triad Pro Innovators, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 82.8%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X Katsutomo Kambe

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.